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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-A
                                ---------------

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

U S WEST, INC. (TO BE RENAMED "MEDIAONE
 GROUP, INC.")                                 Delaware              84-0926774
MEDIAONE GROUP FUNDING, INC.                   Delaware              84-1458224
MEDIAONE FINANCE TRUST I                       Delaware              84-6326211
MEDIAONE FINANCE TRUST II                      Delaware              84-6326212

                                               (State of             (I.R.S. Employer
(Exact name of registrant as specified in its  incorporation         Identification
  charter)                                     or organization)      No.)
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
      7800 EAST ORCHARD ROAD                      80111
        ENGLEWOOD, COLORADO                     (zip code)
  (Address of principal executive
             offices)
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                          TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
                          TO BE SO REGISTERED                             EACH CLASS IS TO BE REGISTERED
------------------------------------------------------------------------  ------------------------------
9.30% Trust Originated Preferred Securities of MediaOne Finance Trust I         New York Stock Exchange
Preferred Securities Guarantee by U S WEST, Inc. (to be renamed
  "MediaOne Group, Inc.") of 9.30% Trust Originated Preferred Securities
  of MediaOne Finance Trust I                                                   New York Stock Exchange
9 1/2% Trust Originated Preferred Securities of MediaOne Finance Trust
  II                                                                            New York Stock Exchange
Preferred Securities Guarantee by U S WEST, Inc. (to be renamed
  "MediaOne Group, Inc.") of 9 1/2% Trust Originated Preferred
  Securities of MediaOne Finance Trust II                                       New York Stock Exchange
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    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.  /X/

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Information Instruction A.(d), check the following box.  / /

    Securities Act registration statement file number to which this form relates.

                        ___333-50227___  (if applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G)OF THE ACT:

                                   ___None___
                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The information required by this item is set forth in "Chapter 6: The New
Preferred Securities--The New Preferred Securities," "--Description of the New
Preferred Securities Guarantees," "--Description of the New Debt Securities and
New Debt Guarantees" and "--Effect of Obligations Under the New Debt Securities, the New Debt Guarantees and the New Preferred Securities Guarantees" in the
Registrants' Registration Statement on Form S-4 (File No. 333-50227), as filed with the Securities and Exchange Commission on April 15, 1998, as amended (the
"Registration Statement"), and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

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
   EXHIBIT
   NUMBER                                                         DESCRIPTION
-------------             -------------------------------------------------------------------------------------------
      1               --  Certificate of Trust of MediaOne Finance Trust I (incorporated by reference to Exhibit 3-E to the Registration Statement)

      2               --  Certificate of Trust of MediaOne Finance Trust II (incorporated by reference to Exhibit 3-F to the Registration Statement)

      3               --  Amended and Restated Declaration of Trust of MediaOne Finance Trust I (incorporated by reference to Exhibit 4-A to the Registration Statement)

      4               --  Amended and Restated Declaration of Trust of MediaOne Finance Trust II (incorporated by reference to Exhibit 4-B to the Registration Statement)

      5               --  Form of Indenture among MediaOne Group Funding, Inc., U S WEST, Inc. (to be renamed
                          "MediaOne Group, Inc.") and Norwest Bank Minnesota, National Association, as Trustee
                          (incorporated by reference to Exhibit 4-C to the Registration Statement)

      6               --  Form of First Supplemental Indenture with respect to the Debt Securities to be issued to
                          MediaOne Finance Trust I (incorporated by reference to Exhibit 4-D to the Registration
                          Statement)

      7               --  Form of Second Supplemental Indenture with respect to the Debt Securities to be issued to
                          MediaOne Finance Trust II (incorporated by reference to Exhibit 4-E to the Registration
                          Statement)

      8               --  Form of Preferred Security of MediaOne Finance Trust I (incorporated by reference to
                          Exhibit 4-F to the Registration Statement)

      9               --  Form of Preferred Security of MediaOne Finance Trust II (incorporated by reference to
                          Exhibit 4-G to the Registration Statement)

     10               --  Form of Debt Security and Debt Guarantee to be issued to MediaOne Finance Trust I
                          (incorporated by reference to Exhibit 4-H to the Registration Statement)

     11               --  Form of Debt Security and Debt Guarantee to be issued to MediaOne Finance Trust II
                          (incorporated by reference to Exhibit 4-I to the Registration Statement)

     12               --  Form of Preferred Securities Guarantee for MediaOne Finance Trust I (incorporated by reference to Exhibit 4-J to the Registration Statement)

     13               --  Form of Preferred Securities Guarantee for MediaOne Finance Trust II (incorporated by reference to Exhibit 4-K to the Registration Statement)
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 26, 1998

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
                                U S WEST, INC.
                                (to be renamed "MediaOne Group, Inc.")

                                By:  /s/ STEPHEN E. BRILZ
                                     -----------------------------------------
                                     Name: Stephen E. Brilz, Esq.
                                     Title: Assistant Secretary

                                MEDIAONE GROUP FUNDING, INC.

                                By:  /s/ STEPHEN E. BRILZ
                                     -----------------------------------------
                                     Name: Stephen E. Brilz, Esq.
                                     Title: Secretary

                                MEDIAONE FINANCE TRUST I

                                By:  /s/ RAHN K. PORTER
                                     -----------------------------------------
                                     Name: Rahn K. Porter
                                     Title: Trustee

                                MEDIAONE FINANCE TRUST II

                                By:  /s/ RAHN K. PORTER
                                     -----------------------------------------
                                     Name: Rahn K. Porter
                                     Title: Trustee
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